Exhibit 10.2

SUPPLEMENT

To

STRATA PURCHASE AGREEMENT

This SUPPLEMENT to a Strata Purchase Agreement is being entered into as of October 13, 2023, between FOXO Technologies, Inc. (the “Company”) and Clearthink Capital Partners, LLC (“Investor”).

R E C I T A L S:

The Company and Investor entered into a Strata Purchase Agreement dated October 13, 2023 (the “Strata Agreement”). The Company and Investor are entering into this Supplement to the Strata Agreement to clarify one of the representations made by the Company in the Strata Agreement.

Now Therefore, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Section 4(w) of the Strata Agreement is amended and restated to read in its entirety as follows:

(w) Certain Fees. Except for such amounts as may be payable pursuant to the Agreement between the Company and JH Darbie & Co., a copy of which has been provided to Investor, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees that may be due in connection with the transactions contemplated by the Transaction Documents.

2.	MISCELLANEOUS. (i) Capitalized terms used but not defined herein have the meanings ascribed thereto in the Strata Agreement.

(ii)	Except as specifically set forth herein, the Strata Agreement remains in full force and effect.

(iii)	The Parties recognize that the Section entitled “CONDITION’S TO THE COMPANY’S RIGHT TO COMMENCE” was inadvertently numbered 6 when in fact, it is Section 7. Further, this error caused all subsequent paragraphs to be incorrectly identified and each of the paragraphs currently numbered 7 through 11 shall be deemed to be numbered 8 through 12, sequentially.

FOXO Technologies, Inc.		Clearthink Capital Partners, LLC

By:	/s/ Mark White	By:	/s/ Brian Loper
	Mark White		Brian Loper
	CEO		An Authorized Party